UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2008, we received a notice from the Listing Qualifications staff of the Nasdaq Stock Market (the "Nasdaq Staff") indicating that our shares of common stock were subject to potential delisting from the Nasdaq Global Market for non-compliance with Marketplace Rule 4310(c)(14). This non-compliance resulted from our failure to timely file our Form 10-K for the year ended December 31, 2007. On March 18, 2008, we filed Form 12b-25 Notification of Late Filing, indicating that we were unable to timely file our Form 10-K for the year ended December 31, 2007 because we needed additional time to finalize the accounting for income taxes, including finalizing the valuation allowance against the deferred tax asset and determining how much associated tax benefit we should recognize in the 2007 period. Additionally, we had identified an issue with the 2006 tax-related balance sheet account presentation but needed additional time to determine its impact. We were still unable to file our Form 10-K within the time allowed after the filing of Form 12b-25.

The Nasdaq Staff stated in the notice that, unless we requested a hearing before a Nasdaq Listing Qualifications Panel by April 9, 2008, our securities would be delisted from the Nasdaq Global Market at the opening of business on April 11, 2008. We could also cure the failure to comply and avoid Nasdaq action by filing our Form 10-K for the year ended December 31, 2007 before any of these dates.

On April 8, 2008, we issued a press release announcing the receipt of the notice of pending delisting and our intent to remedy this non-compliance by filing our Form 10-K as soon as possible. In the event the Form 10-K cannot be filed prior to 4:00 Eastern Time on April 9, 2008, we intend to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. A copy of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

April 8, 2008	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	ONLINE RESOURCES RECEIVES NASDAQ STAFF DETERMINATION